EXHIBIT 99.1

FOR IMMEDIATE RELEASE
February 7, 2013
Contact: Patti McKee
ViewPoint Financial Group, Inc.
972-578-5000, Ext. 7223

ViewPoint Financial Group, Inc. Reports Fourth Quarter and Full Year 2012 Earnings
Loan Growth and Lower Deposit Cost Drives 64 Basis Point Increase in Net Interest Margin to 3.77%

PLANO, Texas, February 7, 2013 -- ViewPoint Financial Group, Inc. (NASDAQ: VPFG) (the “Company”), the holding company for ViewPoint Bank, N.A. (the “Bank”), today announced fourth quarter net income of $10.4 million, an increase of $587,000, or 6%, from $9.8 million for the fourth quarter of 2011. Net income for the year ended December 31, 2012, was a record $35.2 million, an increase of $8.9 million, or 34%, from net income of $26.3 million for the year ended December 31, 2011. Basic and diluted earnings per share of $0.98 for the year ended December 31, 2012, was an increase of $0.17 from $0.81 for the year ended December 31, 2011.

2012 Performance Highlights

•	Net interest margin expanded to 3.77% for the fourth quarter of 2012 and to 3.61% for the year

•	Loans held for investment increased 38% and loans held for sale increased 27% from 2011, reflecting linked quarter increases of 2% and 5%, respectively

•	Basic EPS of $0.28 for the fourth quarter of 2012 and annual EPS for 2012 of $0.98

•	Strong capitalization with tangible common equity of $490 million, or 13% of tangible assets

“2012 was an exciting year in the company’s 60-year history,” said President and CEO Kevin Hanigan. “We posted record earnings once again, dramatically increased commercial lending and improved on all our profitability metrics, most notably the net interest margin—all while in the midst of a merger. In addition, most of our loan growth was organic—it came from originations, rather than through the merger. And finally, in the fourth quarter, we made investments in our infrastructure and our employees in order to position ourselves for long-term growth."

Financial Highlights

	At or For the Quarters Ended
	December	September	December
(unaudited)	2012	2012	2011
	(Dollars in thousands, except share or per share amounts)
Net interest income	$31,528	$31,619	$24,157
Provision (credit) for loan losses	(17)	814	1,229
Non-interest income	6,494	7,819	10,238
Non-interest expense	21,705	21,210	19,544
Income tax expense	5,973	6,098	3,848
Net income	$10,361	$11,316	$9,774

Basic earnings per common share	$0.28	$0.30	$0.31
Weighted average common shares outstanding - basic	37,460,539	37,362,535	31,617,219
Estimated Tier 1 risk-based capital ratio[1]	21.67%	22.16%	24.40%
Tangible common equity to tangible assets - Non-GAAP [2]	13.48	13.45	12.74
Net interest margin	3.77	3.70	3.13

1 Calculated at the ViewPoint Financial Group, Inc. level, which is subject to the capital adequacy requirements of the Federal Reserve.
2 See the section labeled "Supplemental Information- Non-GAAP Financial Measures" at the end of this document.

Net Interest Income and Net Interest Margin

	At or For the Quarters Ended
	December	September	December
(unaudited)	2012	2012	2011
	(Dollars in thousands)
Net interest income	$31,528	$31,619	$24,157
Net interest margin	3.77%	3.70%	3.13%
Selected average balances:
Total earning assets	$3,341,960	$3,414,701	$3,089,337
Total loans	2,556,806	2,450,143	1,897,756
Total securities	734,598	914,818	1,147,794
Total deposits	2,180,354	2,183,998	2,007,715
Total borrowings	770,627	863,949	750,202
Total non-interest-bearing deposits	358,707	338,074	204,458

Fourth quarter net interest income was $31.5 million, a $7.4 million increase from the fourth quarter of 2011 and a $91,000 decrease from the third quarter of 2012. The increase from the fourth quarter of 2011 was primarily due to an $8.1 million increase in interest income on loans, as the average balance of loans increased by $659.1 million, or 35%. The increase in average loan balances was driven by a $248.5 million increase in commercial real estate, a $225.6 million increase in commercial and industrial and a $171.9 million increase in loans held for sale. Accretion associated with the Highlands acquisition contributed $1.1 million to the increase in the comparable periods. The increase in interest income on loans was partially offset by a $3.1 million decline in interest income earned on securities, as the average balance of the securities portfolio declined by $413.2 million, or 36%, during the fourth quarter of 2012 compared to the same period in 2011.

Interest expense for the fourth quarter of 2012 decreased by $2.2 million, or 31%, primarily due to lower interest expense paid on deposits. The average rate of interest-bearing demand deposits declined 96 basis points, from 1.39% for the quarter ended

December 31, 2011, to 0.43% for the quarter ended December 31, 2012, resulting in a $1.2 million decrease in interest expense. Additionally, interest expense on time accounts decreased by $963,000, as a result of an $89.4 million decline in the average balance during the quarter ended December 31, 2012, compared to the same period in 2011, and a 52 basis point decline in the average rate for the same periods. Deposit costs have continued to decline due to rate reductions in Absolute Checking and other interest-bearing accounts.
The $91,000 decline in net interest income for the fourth quarter of 2012 compared to the third quarter of 2012 was primarily due to a $72.7 million decrease in average earning assets for the comparable periods. The average balance of the securities portfolio declined by $180.2 million during the fourth quarter of 2012, resulting in a $1.0 million decline in interest income. This decline was offset by solid growth in the average balances of the commercial and industrial and commercial real estate loan portfolios, which increased by $71.0 million and $42.8 million, respectively, leading to a $708,000, or 5%, increase in the interest income earned on these two portfolios.
The net interest margin for the fourth quarter of 2012 was 3.77%, a 64 basis point increase from the fourth quarter of 2011 and a seven basis point increase from the third quarter of 2012. The increase in the net interest margin was primarily attributable to changes in the earning asset mix, lower deposit and borrowing rates paid, and 12 basis points of accretion related to the Highlands acquisition.

Non-interest Income

Fourth quarter non-interest income was $6.5 million, a $3.7 million decrease from the fourth quarter of 2011 and a $1.3 million decrease from the third quarter of 2012. The decrease from the fourth quarter of 2011 was primarily attributable to a gain on the sale of available for sale securities in the 2011 period, with no comparable gain in the 2012 period. Additionally, net gain on the sale of mortgage loans decreased due to the sale of ViewPoint Mortgage ("VPM").

Non-interest Expenses

Fourth quarter non-interest expense was $21.7 million, a $2.2 million increase from the fourth quarter of 2011 and a $495,000 increase from the third quarter of 2012. During 2012, we added experienced staff through the Highlands acquisition, as well as new hires, which increased salary and benefits expense. This increase was partially offset by salary and benefits savings resulting from the sale of VPM. During the fourth quarter of 2012, the Company continued its growth strategy by adding high level revenue producers in lending and treasury management, increasing its performance-based compensation resulting from improvements in all performance metrics, and improving our franchise by investing in marketing, branding awareness and technology.

Financial Condition

Total loans held for investment increased by $462.7 million, or 38%, from December 31, 2011, reflecting a 2% increase from the linked quarter. Loans held for sale increased by $226.4 million, or 27%, from December 31, 2011, reflecting a 5% increase from the linked quarter. $239.8 million of the increase in loans held for investment was due to organic growth, while $222.9 million was due to the Highlands acquisition. Compared to December 31, 2011, commercial real estate loans increased by $254.6 million, or 44%, reflecting a 6% increase from the linked quarter, while commercial and industrial loans increased by $207.9 million, or 294%, reflecting a 10% increase from the linked quarter. Commercial real estate and commercial and industrial loans increased a combined 7% from the linked quarter.

Total deposits increased by $214.3 million, or 11%, to $2.18 billion at December 31, 2012, from $1.96 billion at December 31, 2011, including $378.4 million in deposits acquired from Highlands. On a linked quarter basis, deposits declined by $15.1 million, or 1%. The decline in time deposits resulted from a pricing strategy designed to reduce our time deposit rates and improve our net interest margin and was partially offset by growth in non-interest-bearing demand accounts.

Total shareholders' equity increased by $114.6 million, or 28%, to $520.9 million at December 31, 2012, from $406.3 million at December 31, 2011, primarily due to the Highlands acquisition. The Company's tangible common equity ratio was 13.48% at December 31, 2012, an increase of 74 basis points from December 31, 2011, and an increase of three basis points from September 30, 2012.

Credit Quality

	At or For the Quarters Ended
	December	September	December
(unaudited)	2012	2012	2011
	(Dollars in thousands)
Net charge-offs	$1,767	$208	$277
Net charge-offs/Average loans held for investment	0.43%	0.05%	0.10%
Provision (credit) for loan losses	$(17)	$814	$1,229
Non-performing loans ("NPLs")	27,203	28,081	23,098
NPLs/Total loans held for investment [1]	1.61%	1.70%	1.88%
Non-performing assets ("NPAs")	$29,104	$31,931	$25,391
NPAs/Total assets	0.79%	0.88%	0.80%
NPAs/Loans held for investment and foreclosed assets	1.72	1.93	2.06
Allowance for loan losses	$18,051	$19,835	$17,487
Allowance for loan losses/Total loans held for investment [1]	1.07%	1.20%	1.42%
Allowance for loan losses/Total loans held for investment excluding acquired loans [2]	1.23	1.41	1.42
Allowance for loan losses/NPLs [1]	66.36	70.63	75.71

1 The December and September 2012 periods reflect the impact of loans acquired in the Highlands acquisition, which were initially recorded at fair value, with no allocated allowance for loan losses.
2 Total loans held for investment for the December and September 2012 periods exclude loans acquired from Highlands, which were initially recorded at fair value.

Our non-performing loans to total loans ratio at December 31, 2012, was 1.61%, compared to 1.88% at December 31, 2011, and 1.70% at September 30, 2012. Non-performing loans increased by $4.1 million to $27.2 million at December 31, 2012, from $23.1 million at December 31, 2011. Of the $27.2 million, $5.4 million consisted of loans acquired from Highlands, including three commercial lines of credit totaling $2.8 million. Non-performing loans decreased by $878,000 from September 30, 2012, primarily due to a $3.0 million improvement in commercial real estate non-performing loans.

Net charge-offs totaled $1.8 million for the fourth quarter of 2012, compared to $277,000 for the fourth quarter of 2011 and $208,000 for the third quarter of 2012. Of the $1.8 million, $1.1 million was related to loans acquired from Highlands (initially recorded at fair value), which had additional credit deterioration after acquisition. We feel our credit quality has improved due to continued improvement in economic conditions in our market areas, enhancements in loan underwriting and oversight, as well as the addition of highly experienced lending staff over the past year, both through the Highlands acquisition and new hires.

Subsequent Events

The Company is required under generally accepted accounting principles to evaluate subsequent events through the filing of its consolidated financial statements for the year ended December 31, 2012, on Form 10-K. As a result, the Company will continue to evaluate the impact of any subsequent events on critical accounting assumptions and estimates made as of December 31, 2012, and will adjust amounts preliminarily reported, if necessary.

Conference Call

The Company will also host an investor conference call to review these results on Friday, February 8, 2013, at 10 a.m. Central Time. Participants are asked to call (toll-free) 1-888-317-6016 at least five minutes prior to the call. International participants are asked to call 1-412-317-6016 and participants in Canada are asked to call (toll-free) 1-855-669-9657. The call and corresponding presentation slides will be webcast live on the home page of the Company's website, www.viewpointfinancialgroup.com. An audio replay will be available one hour after the conclusion of the call at

1-877-344-7529, Conference #10023601. This replay, as well as the webcast, will be available until the Company's next quarterly webcast/conference call.

About ViewPoint Financial Group, Inc.

ViewPoint Financial Group, Inc. is the holding company for ViewPoint Bank, N.A. ViewPoint Bank, N.A. operates 31 community bank offices, including two First National Bank of Jacksboro locations in Jack and Wise Counties. For more information, please visit www.viewpointbank.com or www.viewpointfinancialgroup.com.
When used in filings by the Company with the Securities and Exchange Commission (the “SEC”) in the Company's press releases or other public or shareholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “intends” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including, among other things: changes in economic conditions; legislative changes; changes in policies by regulatory agencies; fluctuations in interest rates; the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; the Company's ability to access cost-effective funding; fluctuations in real estate values and both residential and commercial real estate market conditions; demand for loans and deposits in the Company's market area; the industry-wide decline in mortgage production; competition; changes in management's business strategies; our ability to successfully integrate any assets, liabilities, customers, systems and management personnel we have acquired or may acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; and other factors set forth under Risk Factors in the Company's Form 10-K that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The factors listed above could materially affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake - and specifically declines any obligation - to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

Consolidated Balance Sheets

	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
	(Dollars in thousands)
ASSETS	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Cash and due from financial institutions	$34,227	$24,429	$30,407	$16,507	$16,661
Short-term interest-bearing deposits in other financial institutions	34,469	36,301	39,571	28,000	29,687
Total cash and cash equivalents	68,696	60,730	69,978	44,507	46,348
Securities available for sale, at fair value	287,034	316,780	467,515	411,515	433,745
Securities held to maturity	360,554	396,437	430,368	465,957	500,488
Total securities	647,588	713,217	897,883	877,472	934,233
Loans held for sale	1,060,720	1,014,445	925,637	734,408	834,352
Loans held for investment	1,690,769	1,651,639	1,600,556	1,256,113	1,228,028
Gross loans	2,751,489	2,666,084	2,526,193	1,990,521	2,062,380
Less: allowance for loan losses and deferred fees on loans held for investment	(17,565)	(19,719)	(18,822)	(17,627)	(16,971)
Net loans	2,733,924	2,646,365	2,507,371	1,972,894	2,045,409
FHLB and Federal Reserve Bank stock, at cost	45,025	43,383	45,241	32,924	37,590
Bank-owned life insurance	34,916	34,701	34,491	29,116	29,007
Premises and equipment, net	53,160	53,348	53,725	49,721	50,261
Goodwill	29,650	29,650	29,203	818	818
Other assets	50,099	54,639	54,964	33,660	36,912
Total assets	$3,663,058	$3,636,033	$3,692,856	$3,041,112	$3,180,578
LIABILITIES AND SHAREHOLDERS’ EQUITY
Non-interest-bearing demand	$357,800	$349,880	$342,228	$231,768	$211,670
Interest-bearing demand	488,748	471,672	509,650	488,807	498,253
Savings and money market	880,924	897,515	885,550	762,089	759,576
Time	450,334	473,834	491,978	450,955	493,992
Total deposits	2,177,806	2,192,901	2,229,406	1,933,619	1,963,491
FHLB advances	892,208	852,168	875,102	632,512	746,398
Repurchase agreement and other borrowings	25,000	25,000	38,682	25,000	25,000
Accrued expenses and other liabilities	47,173	49,611	44,091	37,376	39,380
Total liabilities	3,142,187	3,119,680	3,187,281	2,628,507	2,774,269

Shareholders’ equity
Common stock	396	396	393	337	337
Additional paid-in capital	372,168	369,904	367,938	280,139	279,473
Retained earnings	164,328	161,887	153,722	149,585	144,535
Accumulated other comprehensive income, net	1,895	2,449	2,171	1,560	1,347
Unearned Employee Stock Ownership Plan (ESOP) shares	(17,916)	(18,283)	(18,649)	(19,016)	(19,383)
Total shareholders’ equity	520,871	516,353	505,575	412,605	406,309
Total liabilities and shareholders’ equity	$3,663,058	$3,636,033	$3,692,856	$3,041,112	$3,180,578

Consolidated Statements of Income

	Year Ended
	December 31,
	2012	2011	2010
	(Dollars in thousands, except share and per share data)
Interest and dividend income	(unaudited)
Loans, including fees	$120,596	$88,238	$88,550
Taxable securities	14,850	25,830	24,837
Nontaxable securities	1,891	1,892	1,528
Interest-bearing deposits in other financial institutions	117	170	402
FHLB and Federal Reserve Bank stock	538	94	68
	137,992	116,224	115,385
Interest expense
Deposits	11,453	22,474	31,015
FHLB advances	9,807	9,882	11,723
Repurchase agreement	876	816	816
Other borrowings	33	474	599
	22,169	33,646	44,153
Net interest income	115,823	82,578	71,232
Provision for loan losses	3,139	3,970	5,119
Net interest income after provision for loan losses	112,684	78,608	66,113
Non-interest income
Service charges and fees	19,512	18,556	18,505
Other charges and fees	579	723	711
Net gain on sale of mortgage loans	5,436	7,639	13,041
Bank-owned life insurance income	699	506	384
Gain on sale of available for sale securities	1,014	6,268	—
Loss on sale and disposition of assets	(191)	(798)	(365)
Impairment of goodwill	(818)	(271)	—
Other	3,325	1,925	1,188
	29,556	34,548	33,464
Non-interest expense
Salaries and employee benefits	51,719	47,360	46,203
Acquisition costs	4,127	—	—
Advertising	1,753	1,519	1,285
Occupancy and equipment	7,365	5,966	5,907
Outside professional services	2,320	2,644	2,369
Regulatory assessments	2,534	2,401	3,235
Data processing	6,109	4,648	4,232
Office operations	7,144	5,972	5,790
Other	4,619	4,730	4,125
	87,690	75,240	73,146
Income before income tax expense	54,550	37,916	26,431
Income tax expense	19,309	11,588	8,632
Net income	$35,241	$26,328	$17,799
Weighted average common shares outstanding- basic	35,879,704	32,219,841	30,128,985

Weighted average common shares outstanding- diluted	35,998,345		32,283,107	30,131,960
Per share information:
Basic	$0.98		$0.81	$0.59
Diluted	0.98		0.81	0.59
Cash dividends declared per share	0.40	[1]	0.20	0.16
1 Five dividends were paid in 2012, including the $0.10 per share prepayment of the dividend for the first quarter of 2013

Consolidated Quarterly Statements of Income (unaudited)

	For the Quarters Ended					Fourth Quarter 2012 Compared to:
	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Third Quarter 2012		Fourth Quarter 2011
Interest and dividend income	(Dollars in thousands)
Loans, including fees	$33,247	$32,739	$30,290	$24,320	$25,106	$508	1.6%	$8,141	32.4%
Taxable securities	2,591	3,616	4,185	4,458	5,690	(1,025)	(28.3)	(3,099)	(54.5)
Nontaxable securities	472	473	473	473	473	(1)	(0.2)	(1)	(0.2)
Interest-bearing deposits in other financial institutions	31	29	38	19	26	2	6.9	5	19.2
FHLB and Federal Reserve Bank stock	140	151	141	106	42	(11)	(7.3)	98	233.3
	36,481	37,008	35,127	29,376	31,337	(527)	(1.4)	5,144	16.4
Interest expense
Deposits	2,321	2,656	3,247	3,229	4,429	(335)	(12.6)	(2,108)	(47.6)
FHLB advances	2,423	2,515	2,415	2,454	2,522	(92)	(3.7)	(99)	(3.9)
Repurchase agreement	205	217	251	203	205	(12)	(5.5)	—	—
Other borrowings	4	1	28	—	24	3	300.0	(20)	(83.3)
	4,953	5,389	5,941	5,886	7,180	(436)	(8.1)	(2,227)	(31.0)
Net interest income	31,528	31,619	29,186	23,490	24,157	(91)	(0.3)	7,371	30.5
Provision (credit) for loan losses	(17)	814	1,447	895	1,229	(831)	(102.1)	(1,246)	(101.4)
Net interest income after provision for loan losses	31,545	30,805	27,739	22,595	22,928	740	2.4	8,617	37.6
Non-interest income
Service charges and fees	5,562	4,885	4,827	4,238	4,529	677	13.9	1,033	22.8
Other charges and fees	142	144	165	128	179	(2)	(1.4)	(37)	(20.7)
Net gain on sale of mortgage loans	—	1,030	2,174	2,232	2,101	(1,030)	(100.0)	(2,101)	(100.0)
Bank-owned life insurance income	216	210	165	109	103	6	2.9	113	109.7
Gain on sale of available for sale securities	—	898	116	—	2,853	(898)	(100.0)	(2,853)	(100.0)
Gain (loss) on sale and disposition of assets	(241)	187	(56)	(81)	(49)	(428)	(228.9)	(192)	391.8
Impairment of goodwill	—	—	(818)	—	—	—	—	—	—
Other	815	465	1,940	104	522	350	75.3	293	56.1
	6,494	7,819	8,513	6,730	10,238	(1,325)	(16.9)	(3,744)	(36.6)

Non-interest expense
Salaries and employee benefits	13,200	12,685	14,110	11,724	12,213	515	4.1	987	8.1
Acquisition costs	—	242	3,741	144	—	(242)	(100.0)	—	—
Advertising	599	379	490	285	302	220	58.0	297	98.3
Occupancy and equipment	1,934	2,009	1,952	1,470	1,633	(75)	(3.7)	301	18.4
Outside professional services	568	578	691	483	518	(10)	(1.7)	50	9.7
Regulatory assessments	661	668	624	581	535	(7)	(1.0)	126	23.6
Data processing	1,717	1,530	1,617	1,245	1,282	187	12.2	435	33.9
Office operations	1,831	1,834	1,934	1,545	1,520	(3)	(0.2)	311	20.5
Other	1,195	1,285	1,164	975	1,541	(90)	(7.0)	(346)	(22.5)
	21,705	21,210	26,323	18,452	19,544	495	2.3	2,161	11.1
Income before income tax expense	16,334	17,414	9,929	10,873	13,622	(1,080)	(6.2)	2,712	19.9
Income tax expense	5,973	6,098	3,437	3,801	3,848	(125)	(2.0)	2,125	55.2
Net income	$10,361	$11,316	$6,492	$7,072	$9,774	$(955)	(8.4)%	587	6.0%

Selected Financial Highlights (unaudited)

	At Or For The Quarters Ended				At or For the Years Ended
	December		September	December	December	December
	2012		2012	2011	2012	2011
	(Dollars in thousands, except share and per share amounts)
SHARE DATA:
Basic earnings per common share	$0.28		$0.30	$0.31	$0.98	$0.81
Diluted earnings per common share	$0.27		$0.30	$0.31	$0.98	$0.81
Dividends declared per share	$0.20	[1]	$0.08	$0.05	$0.40	$0.20
Total shareholders' equity	$520,871		$516,353	$406,309	$520,871	$406,309
Common shareholders' equity per share (book value per share)	$13.15		$13.05	$12.06	$13.15	$12.06
Tangible book value per share- Non-GAAP[2]	$12.36		$12.25	$12.02	$12.36	$12.02
Market value per share for the quarter:
High	$21.80		$19.50	$13.29	$21.80	$13.29
Low	$19.30		$15.88	$11.16	$19.30	$11.16
Close	$20.94		$19.17	$13.01	$20.94	$13.01
Shares outstanding at end of period	39,612,911		39,579,667	33,700,399	39,612,911	33,700,399
Weighted average common shares outstanding- basic	37,460,539		37,362,535	31,617,219	35,879,704	32,219,841
Weighted average common shares outstanding- diluted	37,592,618		37,466,031	31,681,326	35,998,345	32,283,107
KEY RATIOS:
Return on average common shareholders' equity	7.96%		8.82%	9.63%	7.23%	6.45%
Return on average assets	1.17		1.25	1.22	1.04	0.89
Efficiency ratio[3]	57.31		55.37	62.27	61.32	67.81
Estimated Tier 1 risk-based capital ratio[4]	21.67		22.16	24.40	21.67	24.40
Estimated total risk-based capital ratio[4]	22.47		23.08	25.46	22.47	25.46
Estimated Tier 1 leverage ratio[4]	13.97		13.54	12.58	13.97	12.58
Tangible equity to tangible assets- Non-GAAP[2]	13.48		13.45	12.74	13.48	12.74
Number of employees- full-time equivalent	557		555	584	557	584
1 Two dividend payments of $0.10 each
2 See the section labeled "Supplemental Information- Non-GAAP Financial Measures" at the end of this document.
3 Calculated by dividing total non-interest expense by net interest income plus non-interest income, excluding gain (loss) on foreclosed assets, impairment of goodwill, gains from securities transactions and other non-recurring items.
4 Calculated at the ViewPoint Financial Group, Inc. level, which is subject to the capital adequacy requirements of the Federal Reserve.

	Ending Balances at
	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Loans:	(Dollars in thousands)
Loans held for sale	$1,060,720	$1,014,445	$925,637	$734,408	$834,352
Commercial real estate	839,908	794,619	760,609	624,057	585,328
Commercial and industrial loans:
Commercial	245,799	226,391	180,706	51,244	54,479
Warehouse lines of credit	32,726	25,936	16,965	19,072	16,141

Total commercial and industrial loans	278,525	252,327	197,671	70,316	70,620
Consumer:
One- to four-family real estate	378,255	400,951	435,486	372,070	379,944
Home equity/home improvement	135,001	141,152	144,147	139,339	140,966
Other consumer loans	59,080	62,590	62,643	50,331	51,170
Total consumer	572,336	604,693	642,276	561,740	572,080
Gross loans held for investment	1,690,769	1,651,639	1,600,556	1,256,113	1,228,028
Gross loans	$2,751,489	$2,666,084	$2,526,193	$1,990,521	$2,062,380
Non-performing assets:
Commercial real estate	$13,609	$16,572	$16,378	$15,774	$16,076
Commercial and industrial	5,401	4,597	873	467	430
One- to four-family real estate	6,854	5,142	4,158	4,987	5,340
Home equity/home improvement	1,077	1,519	1,112	1,170	1,226
Other consumer loans	262	251	36	29	26
Total non-performing loans	27,203	28,081	22,557	22,427	23,098
Foreclosed assets	1,901	3,850	3,323	2,021	2,293
Total non-performing assets	$29,104	$31,931	$25,880	$24,448	$25,391
Total non-performing assets to total assets	0.79%	0.88%	0.70%	0.80%	0.80%
Total non-performing loans to total loans held for investment	1.61%	1.70%	1.41%	1.79%	1.88%
Allowance for loan losses to non-performing loans	66.36%	70.63%	85.25%	80.36%	75.71%
Allowance for loan losses to total loans held for investment	1.07%	1.20%	1.20%	1.43%	1.42%
Allowance for loan losses to total loans held for investment excluding acquired loans	1.23%	1.41%	1.47%	1.43%	1.42%
Troubled debt restructured loans ("TDRs"):
Performing TDRs:
Commercial real estate	$3,384	$3,087	$3,087	$3,087	$2,860
Commercial and industrial	207	213	20	21	26
One- to four-family real estate	509	682	498	374	136
Home equity/home improvement	49	106	45	106	107
Other consumer loans	67	88	107	121	142
Total performing TDRs	$4,216	$4,176	$3,757	$3,709	$3,271
Non-performing TDRs:
Commercial real estate	$11,218	$8,849	$8,952	$9,063	$9,266
Commercial and industrial	102	105	281	287	212
One- to four-family real estate	1,951	1,709	1,103	1,093	843
Home equity/home improvement	284	234	75	77	81
Other consumer loans	205	88	—	13	18
Total non-performing TDRs	$13,760	$10,985	$10,411	$10,533	$10,420
Allowance for loan losses:
Balance at beginning of period	$19,835	$19,229	$18,023	$17,487	$16,535
Provision expense (credit)	(17)	814	1,447	895	1,229
Charge-offs	(1,936)	(412)	(358)	(496)	(408)
Recoveries	169	204	117	137	131
Balance at end of period	$18,051	$19,835	$19,229	$18,023	$17,487

Net charge-offs (recoveries)
Commercial real estate	$185	$2	$—	$—	$—
Commercial and industrial	893	(31)	10	192	(18)
One- to four-family real estate	324	15	57	77	161
Home equity/home improvement	113	79	63	—	72
Other consumer loans	252	143	111	90	62
Total net charge-offs	$1,767	$208	$241	$359	$277

Average Balances and Yields/Rates (unaudited)

	For the Quarters Ended
	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Loans:	(Dollars in thousands)
Commercial real estate	$805,362	$762,521	$724,775	$582,710	$556,909
Commercial and industrial loans:
Commercial	251,447	183,870	169,567	53,654	46,130
Warehouse lines of credit	26,072	22,639	16,013	15,865	5,796
One- to four-family real estate	386,424	407,216	430,696	371,257	377,106
Home equity/home improvement	137,789	143,125	145,095	140,754	140,000
Other consumer loans	60,435	63,142	62,192	50,635	51,225
Loans held for sale	908,603	886,743	681,095	661,688	736,745
Less: deferred fees and allowance for loan loss	(19,326)	(19,113)	(17,803)	(16,812)	(16,155)
Loans receivable	2,556,806	2,450,143	2,211,630	1,859,751	1,897,756
Securities	734,598	914,818	976,611	950,906	1,147,794
Overnight deposits	50,556	49,740	33,241	33,809	43,787
Total interest-earning assets	$3,341,960	$3,414,701	$3,221,482	$2,844,466	$3,089,337
Deposits:
Interest-bearing demand	$463,465	$474,342	$505,569	$473,687	$485,897
Savings and money market	888,410	894,916	892,844	759,590	758,191
Time	469,772	476,666	529,928	472,097	559,169
FHLB advances and other borrowings	770,627	863,949	626,055	610,255	750,202
Total interest-bearing liabilities	$2,592,274	$2,709,873	$2,554,396	$2,315,629	$2,553,459

Total assets	$3,529,665	$3,607,101	$3,427,807	$2,975,818	$3,216,502
Non-interest-bearing demand deposits	358,707	338,074	316,237	213,220	204,458
Total deposits	2,180,354	2,183,998	2,244,578	1,918,594	2,007,715
Total shareholders' equity	520,684	513,431	504,596	411,049	406,139

Yields/Rates:
Commercial real estate	6.17%	6.44%	6.41%	6.22%	6.39%
Commercial and industrial loans:
Commercial	5.24%	5.98%	6.08%	5.80%	6.24%
Warehouse lines of credit	3.71%	3.82%	3.31%	3.29%	3.43%
One- to four-family real estate	5.42%	5.40%	5.53%	5.08%	5.16%
Home equity/home improvement	5.63%	5.41%	5.58%	5.56%	5.67%

Other consumer loans	6.00%	6.03%	6.43%	6.13%	6.47%
Loans held for sale	4.05%	4.11%	4.10%	4.18%	4.22%
Loans receivable	5.20%	5.34%	5.48%	5.23%	5.29%
Securities	1.74%	1.85%	1.97%	2.12%	2.16%
Overnight deposits	0.25%	0.23%	0.46%	0.22%	0.24%
Total interest-earning assets	4.37%	4.34%	4.36%	4.13%	4.06%
Deposits:
Interest-bearing demand	0.43%	0.61%	0.84%	0.94%	1.39%
Savings and money market	0.27%	0.27%	0.29%	0.26%	0.30%
Time	1.03%	1.11%	1.17%	1.39%	1.56%
FHLB advances and other borrowings	1.37%	1.27%	1.72%	1.74%	1.47%
Total interest-bearing liabilities	0.76%	0.80%	0.93%	1.02%	1.12%
Net interest spread	3.61%	3.54%	3.43%	3.11%	2.94%
Net interest margin	3.77%	3.70%	3.62%	3.30%	3.13%
Cost of deposits (including non-interest-bearing demand)	0.43%	0.49%	0.58%	0.67%	0.88%

Supplemental Information- Non-GAAP Financial Measures (unaudited)

	Ending Balances At
	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Calculation of Tangible Book Value per Share:	(Dollars in thousands, except share and per share amounts)
Total shareholders' equity	$520,871	$516,353	$505,575	$412,605	$406,309
Less: Goodwill	(29,650)	(29,650)	(29,203)	(818)	(818)
Identifiable intangible assets, net	(1,653)	(1,793)	(1,949)	(371)	(420)
Total tangible shareholders' equity	$489,568	$484,910	$474,423	$411,416	$405,071

Shares outstanding at end of period	39,612,911	39,579,667	39,344,167	33,703,080	33,700,399

Book value per share- GAAP	$13.15	$13.05	$12.85	$12.24	$12.06
Tangible book value per share- Non-GAAP	$12.36	$12.25	$12.06	$12.21	$12.02

Calculation of Tangible Equity to Tangible Assets:
Total assets	$3,663,058	$3,636,033	$3,692,856	$3,041,112	$3,180,578
Less: Goodwill	(29,650)	(29,650)	(29,203)	(818)	(818)
Identifiable intangible assets, net	(1,653)	(1,793)	(1,949)	(371)	(420)
Total tangible assets	$3,631,755	$3,604,590	$3,661,704	$3,039,923	$3,179,340

Equity to assets- GAAP	14.22%	14.20%	13.69%	13.57%	12.77%
Tangible common equity to tangible assets- Non-GAAP	13.48%	13.45%	12.96%	13.53%	12.74%